EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of day of January, 2004 by and among CYBER PUBLIC RELATIONS, INC., a Florida corporation (the "Company"), and BARRON PARTNERS LP (the "Investor").

         WHEREAS, the Company and the Investor have executed that certain Stock Purchase Agreement dated January 13, 2004, as amended on January 23, 2004 (the "Stock Purchase Agreement"); and

         WHEREAS, pursuant to the Stock Purchase Agreement, the Investor purchased from the Company 2,000,000 shares of its Common Stock for a purchase price of $1.00 per share, 1,500,000 cashless non-callable A Warrant for the purchase of the Common Stock exercisable at $1.00 per share. 1,650,000 cashless and callable B Warrant for the purchase of the Common Stock exercisable at $1.00 per share, 2,000,E cashless and callable C Warrant for the purchase of the Common Stock exercisable at $2.00 per share, 1,000,000 cashless and callable D Warrant for the purchase of the Common Stock exercisable at $4.00 per share, and 1,000,000 cashless and callable E Warrant for the purchase of the Common Stock exercisable at $6.00 per share; and

         WHEREAS, unless otherwise defined herein, all capitalized terms herein shall have the identical meaning as in the Stock Purchase Agreement; and

         WHEREAS, the ability of the Investor to sell its snares of the Common Stock is subject to certain restrictions under the 1933 Act, and

         WHEREAS, as a condition to the Stock Purchase Agreement, the Company has agreed to provide the Investor with a mechanism that will permit the Investor, subject to a market stand-off agreement, to sell its shares of the Common Stock in the future;

         NOW, THEREFORE. in consideration of the premises and of the mutual covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows;

                                    ARTICLE I
                     INCORPORATION BY REFERENCE, SUPERSEDER

         1.1 INCORPORATION BY REFERENCE. The foregoing recitals are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

         1.2 SUPERCEDER. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company's principal office.

                                   ARTICLE II
                           DEMAND REGISTRATION RIGHTS

         2.1 DEFINITIONS. As used herein, "Registrable Shares" means and includes the shares of the Common Stack issued to the Investor pursuant to the Stock Purchase Agreement. As to any particular Registrable Shares, such securities will cease to be Registrable Shares when:

                  (a) They have been effectively registered under the 1933 Act and disposed of in. accordance with the Registration Statement hereinafter defined covering them;

                  (b) They are or may be freely traded without registration pursuant to Rule 144 under the 1933 Act (or any similar provisions that are then in effect); or

                  (c) They have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company and the Company shall not have "stop transfer" instructions against them.

         "Shares" shall mean, collectively, the shares of the Common Stock of the Company being issued pursuant to the Stock Purchase Agreement and those shares of the Common Stock issuable to the Investor upon exercise of the Warrants being issued pursuant to the Stock Purchase Agrees lent.

         2.2 REGISTRATION OF REGISTRABLE SECURITIES. The Company shall prepare and file within 60 days following the date hereof (the "Filing Date") a registration statement (the "Registration Statement") covering the resale of the Registrable Securities. As used herein, "Registration Statement" means a registration statement filed by the Company on Form, S-1, SB-2, or S-3, or some other similar form pursuant to the 1933 Act to register the resale of the Shares. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC on the earlier of:

                  (a) One hundred eighty days following the Closing Date pursuant to the Stock Purchase Agreement;

                  (b) Ten days following the receipt of a "No Review" or similar letter from the SEC; or

                  (c) The first day following the day the SEC determines the Registration Statement eligible to be declared effective (the "Required Effectiveness Date").

         Nothing contained herein shall be deemed to limit the number of Registrable Securities to be registered by the Company hereunder. As a result, should the Registration Statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) the Investor pursuant to the Stock Purchase Agreement, the Company shall be required to promptly file a separate Registration Statement (utilizing Rule 462 promulgated under the 1933 Act, where applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to any+ such separate Registration Statement as if it were an amendment to the Registration Statement.

         2.3 DEMAND REGISTRATION. Subject to the limitations of Paragraph 2.2, at any time, the Investor may request the registration, once and only once, under the 1933 Act of all or part of the Registrable Shares then outstanding (a "Demand Registration"). Subject to the conditions of Paragraph 3 hereof, the Company shall use its best efforts to file such Registration Statement under the 1933 Act as promptly as practicable after the date any such request is received by the Company and to cause such Registration Statement to be declared effective. The Company shall notify the Investor promptly when any such Registration Statement has been declared effective. If more than 80 percent of the Shares as of the data of the Stock Purchase Agreement have been registered or sold, this provision shall expire.

         2.4 REGISTRATION STATEMENT FORM. Registrations under Paragraph 2.2 and Paragraph 2.3 hereof shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Registration Statement; provided, however, such intended method of disposition shall not include an underwritten offering of the Registrable Securities.

         2.5 REGISTRATION EXPENSES. The Company will pay all Registration Expenses in connection with any registration required by under Paragraphs 2.2 and Paragraph 2.3 hereof.

         2.6 EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to Paragraphs 2.2 and Paragraph 2.3 hereof shall not be deemed to have been effected:

                  (a) Unless a Registration Statement with respect thereto has become effective within the time period specified herein, provided that a registration which does not become effective after the Company filed a Registration Statement with respect thereto solely by reason of the refusal to proceed of the Investor (other than a refusal to proceed based upon the advice of counsel in the for at of a letter signed by such counsel and provided to the Company relating to a disclosure matter unrelated to the Investor) shall be deemed to have been affected by the Company unless the Investor shall have elected to pay all Registration Expenses in connection with such registration;

                  (b) If, after it has become effective, such registration becomes subject to any stop order, injunction or other order or extraordinary requirement of the SEC or other governmental agency or court for any reason; or

                  (c) If, after it has become effective, such registration ceases to be effective for more than the allowable Black-Out Periods (as defined herein).

         2.7 PLAN OF DISTRIBUTION. The Company hereby agrees that the Registration Statement shall include a plan of distribution section reasonably acceptable to the Investor; provided, however, such plan of distribution section shall be modified by the Company so as to not provide for the disposition of the Registrable Securities on the basis of an underwritten offering.

         2.8 LIQUIDATED DAMAGES. After 180 days following the Closing Date pursuant to the Stock Purchase Agreement, in the event the Company does not register the Registrable Securities pursuant to the requirements of Paragraph
2.2 hereof, or if the Registration Statement fled pursuant to Paragraph 2.2 hereof is not declared effective, or if the Registrable Securities are registered pursuant to an effective Registration Statement and such Registration Statement or other Registration Statement including the Registrable Securities is not effective in the period within 180 days following the Closing Date pursuant to the Stock Purchase Agreement, the Company shall, for each such day, pay the investor, as liquidated damages and not as a penalty, an amount equal to 24 percent of the Purchase Price per annum; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs.

         The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

         The parties hereto agree that the liquidated damages provided for in this Paragraph 2.8 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Registration Statement to be filed or declared effective in accordance with the provisions hereof.

         The obligation of the Company terminates when the Investor no longer holds more than 20 percent of the Registrable Securities.

                                   ARTICLE III
                         INCIDENTAL REGISTRATION RIGHTS

         3.1 RIGHT TO INCLUDE ("PIGGY-BACK") REGISTRABLE SECURITIES. Provided that the Registrable Securities have not been registered, if at any time after the date hereof but before the second anniversary of the date hereof, the Company proposes to register any of its securities under the 1933 Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto and other than pursuant to Paragraph 2 hereof), on an underwritten basis (either "best-efforts" or "firm-commitment"), then, the Company will each such time give prompt written notice to the Investor of its intention to do so and of the Investor's rights under this Paragraph 3.1. Upon the written, request of the Investor made within 10 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the investor and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the 1933 Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of the Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register, provided that it at any time after written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Investor and, thereupon:

                  (a) In the case of a determination not to register, shall be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Investor to request that such registration be effected as a registration under Paragraph 2 hereof; and

                  (b) In the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

         No registration effected under this Paragraph 3.1 shall relieve the Company of its obligation to effect any registration upon request under Paragraph 2 hereof. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Paragraph 3.1, The right provided the Investor pursuant to this Paragraph shall be exercisable at its sole discretion.

         3.2 PRIORITY IN INCIDENTAL REGISTRATIONS. If the managing underwriter of the underwritten offering contemplated by this Paragraph 3 shall inform the Company and the Investor by letter of its belief that the number of securities requested to be included in such registration exceeds .he number which, can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering;

                  (a) First, securities proposed by the Company to be sold for its own account; and

                  (b) Second, Registrable Securities and securities of other selling security holders requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, the Investor shall have pro rata rights of registration with all shares sought to be included by officers and directors of the Company as well as holders of 10 percent or more of the Common Stock.

                                   ARTICLE IV
                             REGISTRATION PROCEDURES

         4.1 REGISTRATION PROCEDURES. If and whenever the Company is required to affect the registration of any Registrable Securities under the 1933 Act as provided in Paragraph 2.2 hereof and, as applicable, Paragraph 2.3 hereof. the Company shall, as expeditiously as possible:

                  (a) Prepare and file with the SEC the Registration Statement, or amendments thereto, to effect such registration (including such audited financial statements as may be required by the 1433 Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the SEC, as soon as practicable, but in any event no later than the Required Effectiveness Date (with respect to a registration pursuant to Paragraph 2.2 hereof); provided, however, that before filing such Registration Statement or any amendments thereto, the Company will furnish to the counsel selected by the Investor, copies of all such documents proposed to be filed;

                  (b) With respect to any Registration Statement pursuant to Paragraph 2,2 hereof or Paragraph 2.3 hereof prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered, by such Registration Statement until the earlier to occur of 18 months after the date of this Agreement (subject to the right of the Company to suspend the effectiveness thereof for not more than l0 consecutive Trading Days or an aggregate of 40 Trading Days during each year (each a "Black-Out Period") or such time as all of the securities which are the subject of such Registration Statement cease to be Registrable Securities;

                  (c) Furnish to the Investor such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed wider Rule 424 under the 1933 Act, in conformity with the requirements of the 1933 Act, and such other documents, as the investor and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Investor;

                  (d) Use its commercially reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities laws or blue sky laws as the Investor shall reasonably request, to keep such registrations or qualifications in effect for so long as such Registration Statement remains in effect, and take any other action which may be reasonably necessary to enable the Investor to consummate the disposition in such jurisdictions of the securities owned by the Investor, except that the Company shall net for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                  (e) Use its commercially reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such outer governmental agencies or authorities as may be necessary to enable the Investor to consummate the disposition of such Registrable Securities;

                  (f) Furnish to the Investor a signed counterpart, addressed to the Investor, and the underwriters, if any, of an opinion of counsel for the Company, dated the effective date of such Registration Statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the Investor including that the prospectus and any prospectus supplement forming a part of the Registration Statement does not contain an untrue statement of a material fact or omits a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (g) Notify the Investor and its counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

                           (i) When the Registration Statement, the prospectus
or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

                           (ii) Of any request by the SEC for amendments or
supplements to the Registration Statement or the prospectus or for additional information;

                           (iii) Of the issuance by the SEC of any stop order
suspending the effectiveness of the Registration Statement or the initiation of any proceedings by arty Person for that purpose; and

                           (iv) Of the receipt by the Company of any
notification with respect to the suspension of the qualification, of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

                  (h) Notify each holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stag therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Investor promptly prepare and furnish to the Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall, not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (i) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                  (j) Otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more 18 eighteen months, beginning with, the first full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

                  (k) Enter into such agreements and take such other actions as the Investor shall reasonably request in writing (at the expense of the requesting or benefiting Investor) in order to expedite or facilitate the disposition of such Registrable Securities; and

                  (1) Use its commercially reasonable best efforts to list all Registrable Securities covered by such Registration Statement on any securities exchange on which any of the Registrable Securities are then listed.

         The Company may require each holder of Registrable Securities as to which any registration is being affected to furnish the Company such information regarding such holder of Registrable Securities and the distribution of such securities as the Company may from time to time reasonably request in writing.

         4.2 FILINGS. The Company will not file any Registration Statement pursuant to Paragraph 2.2 or Paragraph 2.3 hereof, or amendment thereto or any prospectus or any supplement thereto to which the Investor shall reasonably object, provided that the Company may file such documents in a form required by law or upon the advice of its counsel.

         4.3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each holder of Registrable Securities that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the transactions contemplated hereby other than such waivers, consents and/or authorizations specifically contemplated by the Stock Purchase Agreement.

         4.4 DISCONTINUANCE OF DISPOSITION OF REGISTRABLE SECURITIES. The Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (h) of Paragraph
4.1 hereof; the Investor will forthwith discontinue the Investor's disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (h} of Paragraph
4.1 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Investor's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                                    ARTICLE V
                             UNDERWRITTEN OFFERINGS

         5.1 INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company at any time proposes to register any of its securities under the 1933 Act as contemplated by Paragraph 3.1 hereof and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by the Investor as provided in Paragraph 3.1. and subject to the provisions of Paragraph 3.2 hereof, use its commercially reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by the Investor among the securities to be distributed by such underwriters.

         5.2 HOLDBACK AGREEMENTS. Subject to such other reasonable requirements as may be imposed by the underwriter as a condition of inclusion of the Registrable Securities in the Registration Statement, the Investor agrees by acquisition of the Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of loan, grant any option for the purchase of, effect fray public sale or distribution of or otherwise dispose of. except as part of such underwritten registration, any equity securities of the Company, during such reasonable period of time requested by the underwriter, provided however:

                  (a) The secondary offering is intended to raise a minimum of $8,000,000 on behalf of the Company and

                  (b) Such period shall not exceed the 90 day period commencing with the completion of an underwritten offering.

         The Company agrees and acknowledges that during any holdback period, the Investor may sell, in the holdback period, Registrable Securities in the amount of up to one percent per week of the shares of the Common Stock held by the Investor as long as this Agreement remains of effective.

         5.3. PARTICIPATION IN UNDERWRITTEN OFFERINGS. The Investor may not participate in any underwritten offering under Paragraph 3.1 hereof unless the
Investor:

                  (a) Agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Investor; and

                  (b) Completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements,

         Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require the Investor to make a representation or warranty to or agreements with the Company or the underwriters other than representations and warranties container in a writing furnished by the Investor expressly for use in the related. Registration Statement or representations, warranties or agreements regarding the Investor, the Investor and the Investor's intended method of distribution and any other representation required by law.

         5.4 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each Registration Statement under the 1933 Act pursuant to this Agreement, the Company will give the Investor and its counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such, opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of the Investor's and each underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the 1933 Act, the Company will, and hereby does agree to indemnify and hold harmless the Investor, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls the investor or any such underwriter within the meaning of the 1933 Act against any tosses, claims, damages or liabilities, joint or several, to which the Investor or any such director or officer or underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the 1933 Act any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Investor and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such ease to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Investor or underwriter stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the 1933 Act, in any such case to the extent that any such loss claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the 1933 Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto_ Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by the Investor.

         6.2 INDEMNIFICATION BY THE INVESTOR. The Cot any may require, as a condition to including any Registrable Securities in any Registration Statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the Investor, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Paragraph 6.1 hereof) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the 1933 Act, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or, omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Investor specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by the Investor.

         6.3 NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim Inferred to in Paragraph 6.1 and Paragraph 6.2 hereof, such. indemnified party will, if claim in respect thereof is to he made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Paragraph 6.1 and Paragraph 6.2 hereof; except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof; the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter it to any settlement of any such action which does not include as an unconditional term thereof the giving by the clam: ant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

         6.4 OTHER INDEMNIFICATION. Indemnification similar to that specified in Paragraph 6.1 and Paragraph 6.2 hereof (with appropriate modifications) shall be given by the Company and the Investor (but only if and to the extent required pursuant to the teens hereof) with. respect to any required registration or other qualification of securities under any federal or state law or regulation of any government authority, other than the 1933 Act.

         6.5 INDEMNIFICATION PAYMENTS. The indemnification required by Paragraph
6.1 and Paragraph 6.2 hereof shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received. or expense, loss, damage or liability is incurred.

         6.6 CONTRIBUTION. If the indemnification provided for in Paragraph 6J and Paragraph 6.2 hereof is unavailable to an indemnified party in respect of any expense, less, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage at liability

                  (a) In such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investor or underwriter, as fire case may be, on the other from, the distribution of the Registrable Securities; or

                  (b) If the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Investor or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Investor or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers bear to the gain, if any, realized by all selling holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative (suit of the Company on the one hand and of the Investor or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the Investor or by the underwriter and the parties' relative intent, knowledge, access to information supplied by the Company, by the Investor or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained hereof and in no event shall the obligation of any indemnifying party to contribute under this Paragraph 6.6 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for hereunder had been available under the circumstances.

         The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Paragraph 6.6 were determined by pro rate allocation (even if the Invests and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities n1-erred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth herein, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         Notwithstanding the provisions of this Paragraph 6,6, the Investor and an underwriter shall not be required to contribute any amount in excess of the amount by which (i) in the case of any the Investor, the net proceeds received by the Investor from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that the Investor of underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE VII
                                    RULE 144

         7.1 RULE 144. The Company shall timely file the reports required to be filed by it under the 1933 Act and the 1934 Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in. subparagraph (c) of Rule 144 adopted by the SEC under the 1933 Act) and the rules and regulations adopted by the SEC thereunder (or, if the Company is not requited to file such reports, will, upon the request of the Investor, make publicly available other information) and will take such farther action as the investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investor, the Company will deliver to the investor a written statement as to whether it has complied with the requirements of this Paragraph 7.1.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall. have obtained the written consent to such amendment, action or omission to act, of the holder or holders of the sum of the 51 percent or more of the shares of (a) Registrable Securities issued at such time, plus (b) Registrable Securities issuable upon exercise or conversion of the Securities then constituting derivative securities (if such Securities were not fully exchanged or converted in full as of the date such consent if sought). Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Paragraph 8.1, whether or not such Registrable Securities shall have been marked to indicate such consent.

         8.2 NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of Registrable Securities held by a holder or holders of Registrable Securities contemplated by this Agreement If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership or such Registrable Securities.

         8.3 NOTICES. All notices and other communications hereunder shall be in writing and shall, be deemed to have been given (a) on the date they are delivered if delivered in person; (b) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (e) on the date delivered by an overnight courier service; or (d) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid if to the Company addressed to Mr. Steven D. Rosenthal at 8513 Rochester Avenue, Rancho Cucamonga, California 91730,, with a copy to Norman T. Reynolds, Esq. at 815 Walker Street, Suite 1250, Houston, Texas 77002, and if to the investor addressed to Mr.
Andrew Barron Worden 730 Fifth Avenue, 9th Floor, New York, New York 10019. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

         8.4 ASSIGNMENT. This Agreement shall be binding, leper and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities. The Investor agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of this Agreement including, without limitation, appointment of the Investor's Representative to act can behalf of the investor pursuant to the terms hereof which such actions shall be made in the good faith discretion of the investor's Representative and be binding on all persons for all purposes.

         8.5 DESCRIPTIVE HEADINGS. The descriptive hearings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof

         8.6 LAW GOVERNING: JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to any conflicts of laws provisions thereof- Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for the Central District of California, as well as of the Superior Courts of the State of California in Riverside County, California over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

         8.7 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between, the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         8.8 SEVERABILITY. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

          8.9 BINDING EFFECT. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

         8.10 PREPARATION OF AGREEMENT. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The pities acknowledge each contributed and is equally responsible for its preparation.

         8.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of or acquiescence in, any breach of any representation, warranty, event or agreement herein, nor shall nay single or partial exercise of any such right preclude other or farther exercise thereof or of any other right. All rights and. remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         8.12 CONTROLLING AGREEMENT. In the event of any conflict between the terms of this Agreement or the Stock Purchase Agreement, the terms of the Stock Purchase Agreement shall control.

         8.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when ex mated shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

         IN WITNESS WHEREOF, the Investor and the Company have as of the date first written above executed this Agreement.


                                CYBER PUBLIC RELATIONS, INC.


                                By: /s/ Steven D. Rosenthal
                                    --------------------------------------------
                                    Steven D. Rosenthal, Chief Executive Officer



                                BARRON PARTNERS LP

                                By: /s/ Andrew Barron Worden
                                    --------------------------------------------
                                    Andrew Barron Worden, President, Barron
                                    Capital Advisors LLC, General Partner